SUB-ITEM 77E.  LEGAL PROCEEDINGS

Since February 2004,
 Federated and related
entities (collectively, ?Federated?)
have been named as defendants
 in several lawsuits, that were
consolidated into a
single action in the United
States District Court for the
 Western District of Pennsylvania,
alleging excessive advisory fees
involving one of the
Federated-sponsored mutual funds.
 Without admitting the validity of any
claim, Federated reached a final
settlement with the Plaintiffs in these
cases in April 2011.

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